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                                                                      Exhibit 21
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

                         SUBSIDIARIES OF AMETEK, INC.

                                          State of other      Percentage of
                                          jurisdiction of    voting securities
     Name of subsidiary                  incorporation or      owned by its
and name under which it does business      organization      immediate parent*
--------------------------------------     ------------      -----------------
AmeSpace, Inc............................... Delaware                      100%
 AMETEK Aerospace Products Inc.............. Delaware                      100%
AMETEK (Bermuda) Ltd......................... Bermuda                      100%
AMETEK (Canada) Inc.......................... Canada                       100%
AMETEK Denmark A/S........................... Denmark                      100%
AMETEK (FSC), Inc.....................  U.S. Virgin Islands                100%
AMETEK, G.m.b.H.............................. Germany                      100%
 AMETEK Debro
   Messtechnik, G.m.b.H...................... Germany                      100%
AMETEK IMTSA, S.A. de C.V.................... Mexico                       100%
AMETEK (Italia) S.r.l........................  Italy                       100%
AMETEK Lamb Motores de Mexico, S.A.
 de C.V...................................... Mexico                       100%
AMETEK Mexicana, S.A......................... Mexico                       100%
APIC international S.A....................... France                       100%
 AFIMO S.A.M................................. Monaco                       100%
EMA Corp.................................... Delaware                      100%
 AMETEK Holdings B.V....................... Netherlands                    100%
  Amekai Hong Kong.......................... Hong Kong                      50%
 AMETEK Singapore Private Ltd............... Singapore                     100%
   Amekai Singapore......................... Singapore                      50%
    Amekai Xiamen............................. China                       100%
   Amekai Taiwan............................. Taiwan                        50%
   AMETEK Motors Asia Pte. Ltd.............. Singapore                     100%
 WEBAK B.V................................. Netherlands                    100%
Panalarm Ltd................................. England                      100%
 AMETEK Filters Ltd.......................... England                      100%

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* Exclusive of directors' qualifying shares and shares held by nominees as required by the laws of the jurisdiction of incorporation.